U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Realistic Video, Inc.,
                             ----------------------
             (Exact name of registrant as specified in its charter)

Nevada                           7812                                45-0462304
------                           ----                                ----------
(State or other        (Primary Standard Industrial            (I.R.S. Employer
jurisdiction of         Classification Code Number)          Identification No.)
incorporation or
organization)

805 3rd Street, SW, Mandan, North Dakota                                  58554
----------------------------------------                                  -----
(Address of registrant's principal executive offices)                (Zip Code)

                                 (701) 663-8101
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Deron M. Colby
                                  MC Law Group
                          4100 Newport Place, Suite 660
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
====================================== ======================== ==================== ======================= ===============
         Title of each class                   Amount            Proposed maximum       Proposed maximum       Amount of
            of securities                       to be             offering price           aggregate          registration
          to be registered                   registered              per share           offering price           fee
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value                10,000,000                $0.05                $500,000            $119.50
====================================== ======================== ==================== ======================= ===============

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                             Realistic Video, Inc.,
                              a Nevada corporation

                        10,000,000 Shares of Common Stock

We intend to specialize in providing streaming media services to our clients. Streaming media is a process by which audio, video or other multimedia can be delivered live over the Internet or over a company's intranet system. We are offering for sale 10,000,000 shares of our common stock in a self-underwritten offering directly to the public. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.05 per share. If all of the shares offered by us are purchased, the proceeds to us will be $500,000. We may receive less than $500,000 if all of the offered shares are not purchased.

This is our initial public offering and no public market currently exists for shares of our common stock. We have not applied for listing or quotation on any public market. We do not expect a liquid market to develop for several years, if at all.

See "Risk Factors" on Pages 4 to 9 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                The date of this prospectus is December 31, 2001.
                             Subject to completion.

                       TABLE OF CONTENTS

Prospectus Summary ...........................................................4
Risk Factors..................................................................4
Forward Looking Statements....................................................8
Use of Proceeds...............................................................8
Determination of Offering Price...............................................8
Dilution......................................................................9
Selling Security Holders......................................................9
Plan of Distribution..........................................................9
Legal Proceedings............................................................10
Directors, Executive Officers, Promoters and Control Persons.................10
Security Ownership of Certain Beneficial Owners and Management...............12
Description of Securities....................................................12
Interest of Named Experts and Counsel........................................12
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities...................................................12
Organization Within Last Five Years..........................................13
Description of Business......................................................13
Management's Discussion and Analysis of Financial Condition
and Results of Operations....................................................17
Description of Property......................................................18
Certain Relationships and Related Transactions...............................18
Market for Common Equity and Related Stockholder Matters.....................18
Executive Compensation ......................................................20
Financial Statements.........................................................20
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure.....................................................20
Legal Matters................................................................20
Experts......................................................................20
Additional Information.......................................................21
Indemnification of Directors and Officers....................................21
Other Expenses of Issuance and Distribution..................................21
Recent Sales of Unregistered Securities......................................21
Exhibits.....................................................................22
Undertakings.................................................................22
Signatures...................................................................24
Power of Attorney............................................................24

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our Business:                         Our principal business address is 805 3rd
                                      Street SW, Mandan, North Dakota, 58554;
                                      our telephone number is (701) 663-8101.

                                      We intend to provide our clients with
                                      streaming media services. Streaming media is the process by which audio, video or other multimedia can be delivered either live or at anytime over the internet, or over a company's intranet system. We can design and implement either multicast or unicast productions, including webcasting. We anticipate providing our clients with customized services, such as creating and producing tailored media productions to suit each client's needs. We plan to design and develop a website to showcase our capabilities to attract new clients. If we raise significant funds in this offering and generate substantial revenues, we plan to expand our proposed operations by building a production studio. We have not generated any revenues to date.

Our state of organization:            We were incorporated in Nevada on
                                      October 31, 2001.

Number of shares being offered:       We are offering for sale 10,000,000 shares
                                      of our common stock. We will sell the
                                      shares we are registering only to those
                                      individuals who have received a copy of
                                      the prospectus.

Number of shares outstanding          850,000 shares of our common stock are
after the offering:                   currently issued and outstanding. If all
                                      the offered shares are sold, a total of
                                      10,850,000 shares of our common stock will be issued and outstanding after the offering.

Estimated use of                      We will receive $500,000 if all of the
proceeds:                             offered shares are sold. We intend to use
                                      the proceeds from any sales to purchase
                                      computer equipment, fund website
                                      development and marketing expenses and for working capital.

Summary Financial Information:

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form SB-2 in accordance with generally accepted accounting principles in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Form SB-2.

Income Statement               For the period from inception (October 31, 2001)
                                             to November 30, 2001
                                                       $
Revenues                                               0
Net Income (Loss)                                    (858)
Net Income (Loss) Per Share                          (0.00)


Balance Sheet                                  November 30, 2001
                                                       $
Total Assets                                         4,992
Total Liabilities                                    5,000
Shareholders' Equity (Deficit)                        (8)

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Risks related to our business:

We have a limited operating history upon which an evaluation of our prospects can be made and therefore our prospects should be considered speculative.

We were incorporated in October 2001. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.

We may not be able to implement our business strategy unless sufficient funds are raised in this offering, which could hinder our ability to generate revenues.

We are a development stage company. We depend on the proceeds of this offering in order to implement our business plan. We may not realize sufficient proceeds to complete organizational and development costs, or to provide adequate cash flow for purchase of computer equipment, proposed website development and planned marketing expenses. Our inability to raise sufficient funds in this offering may significantly hinder our ability to conduct operations and generate revenues. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future. If we are unable to generate sufficient revenues, our ability to continue operations may be jeopardized.

For the month of November 2001, we experienced a net loss from operations of $858. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations. We do not anticipate generating revenue until we begin selling our products. If we are unable to generate sufficient revenues or raise additional capital, we may not be able to continue operations.

We may need to raise additional capital to market our services. Our failure to raise additional capital will limit any proposed marketing activities.

To market our services, we may be required to raise funds in addition to the funds we hope to raise in this offering. We do not know if we will be able to acquire additional financing at commercially reasonable rates. We anticipate that we will spend significant funds on the marketing and promotion of our services. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities. In addition to this offering, we anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our marketing programs, either of which could harm our ability to become profitable.

Because the streaming media services market is relatively new, we do not know if our services will gain market acceptance. Failure to gain market acceptance will significantly hinder our ability to generate revenues.

The demand for streaming media services in the area of website design and development is relatively new and extremely dependent on the success and growth of the e-commerce industry, as well as the overall use of the Internet and intranets as an alternate form of information dissemination. The commercial market for traditional media services and products is extremely subjective and subject to sudden changes in consumer preferences. Therefore, we do not know if our products and services will generate widespread market acceptance. Several factors may contribute to our products and services not achieving broad market acceptance, which include:

     o    failure to build brand recognition of Realistic Video;
     o    increased competition among other streaming media services;
     o    decreased demand for web page development and publishing;
     o    failure to generate innovative and distinctive scripts and designs;
     o failure to acquire, maintain and use state-of-the-art equipment and software;
     o    failure or stagnation of the e-commerce industry; and
     o    failure of clientele to use our streaming media design services.

The value of our common stock will fluctuate because the nature of our streaming media business is such that our operating results will fluctuate due to trends in the economy and customer buying patterns.

The streaming media design industry is highly subjective and our success depends on our ability to produce innovative, cutting-edge and dynamic designs and products that suit each client's individual needs and preferences. Additionally, we anticipate that our operating results will fluctuate as a result of a number of factors, including overall trends in the economy and client buying patterns, which are characterized by individual orders from customers rather than long-term contracts. Furthermore, streaming media design is a creative effort which is time intensive and requires both conceptualization of the design and the translation of that concept into a visual product through the use of computer and digital imaging software. As such, we do not believe that we will be able to forecast for more than a few months in advance, the number, size and profitability of jobs in a given period. Consequently, the timing of projects in any quarter could have a significant impact on financial results in that quarter, which may cause the value of our common stock to fluctuate.

If we do not successfully generate sales by means of our proposed website, our business may fail.

We anticipate that our initial business activity will be sales of streaming media products by means of our proposed website. We must generate sales in order to generate revenues, and hope that we will attract customers to our website because of the streaming media design features we offer on our website. Demand and market acceptance for the products we promote and the services we sell is uncertain and may not increase as necessary for our business to increase or succeed. The use of the Internet to access information, particularly by individuals that have historically relied on traditional methods of accessing information, requires the acceptance of a new method of accessing information and exchanging information. If either the Internet generally and, in particular, our website, fails to develop or develops more slowly than we expect, we may not generate revenues and our business may fail.

The technologies we use in our streaming media design business are subject to rapid technological change and could cause us to make significant capital investment in new equipment. Our inability to make significant capital investment in new equipment will hinder our ability to compete and generate revenues.

Newer technologies, techniques or products for streaming media design, and the other ancillary services we offer, could be developed with better performance than the technologies that we use. The availability of new and better technologies could require us to make significant investments in technology, render our current technology obsolete and have a significant negative impact on our ability to generate revenues. Furthermore, technological changes, such as improvements or advancements in computer aided or digital design software will require a significant investment on our part. We may not be able to make significant capital investment in new equipment, which will hinder our ability to compete and generate revenues.

Significant decreases in prices of streaming media production equipment could harm our business by lowering the barriers to market entry, increasing market competitiveness and decreasing the demand for our services.

A significant reduction in the price of streaming media production equipment could reduce the demand for our products and services by making it economically more attractive for other businesses to buy their own streaming media production equipment and begin to compete with us. Furthermore, decreases in streaming media production equipment and software prices could result in smaller business ceasing to use our services to create basic and simplistic media projects. In addition, streaming media production equipment price decreases could force us to reduce our fees in response to this reduction in demand or as a means to remain competitive with similar service providers.

We may not be able compete effectively with other streaming media production companies that have more resources and experience than we have.

We compete with a substantial number of other streaming media production companies, advertising agencies and website development firms. We also have competition from small fragmented web designing shops that operate in the same geographic areas as we propose to operate. The major competitive factors in our business are the quality of customer service, the quality of finished products and price. Our ability to compete effectively in providing customer service and quality finished products is primarily dependent on the level of sophistication and creativity of our products, the availability of equipment and the ability to perform the services with speed and accuracy.

Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we have and they may compete more effectively than we can. If our competitors offer streaming media production services at lower prices than we do, we may have to lower the prices we charge, which will reduce our revenues. Furthermore, many of our competitors are able to obtain more experienced and talented streaming media production artists who create more compelling and engaging web media designs.

We must successfully compete with other sources of information transmission and media production in order for us to succeed.

The information transmission and media production market is intensely competitive and we face direct competition from several types of industries. For example, streaming media products, such as the ability to conduct a meeting of individuals in separate locations over the internet are a potential replacement for individuals physically traveling to a central location to attend the same meeting, such as attending corporate training sessions, participating in panel discussions, or hearing sales presentations. If this type of "virtual" attendance at an event does not increase in popularity, or if people prefer to personally attend such an event, the demand for our services might not be sufficient for us to generate sufficient revenues.

Because technological barriers to entry are extremely low, additional competitors on the Internet may enter our market. As a result, we must provide our users with value added services by creating services that are quality-orientated, innovative and cost-effective. We must also educate prospective users as to the advantage of our services relative to those offered by our competitors. In order to remain competitive, we may need to continue to provide certain services free of charge and we may be unable to generate significant revenue. We will also need to expand our services and develop unique sources of revenue. We will need to constantly update our website and find innovative ways of attracting users to our website. If we cannot compete with other sources of information, our operating results will suffer.

We depend on the efforts and abilities of certain of our senior management and a loss of such management could hinder our ability to conduct operations and generate revenues.

The interruption of the services of key management could harm our operations, profits and future development, if suitable replacements are not promptly obtained. Specifically, Michael Martin, our president, treasurer and a director provides valuable experience in management and supervision, and possesses many hours of experience working with a variety of software and equipment related to streaming video. We cannot guaranty that each executive will remain with us during or after the term of any proposed employment agreement, if we enter into such agreements. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

As our officers and directors do not devote their full business time to our business, we may not be able to implement our business plan and our business may fail.

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. Specifically, Michael Martin, our president, treasurer and one of our directors is an employee of Tesoro Petroleum Refinery, as is Keith Miller, our vice president, secretary and one of our directors. Each anticipates that he will devote significantly more hours if we begin generating significant revenues. We cannot guaranty that any of our officers or directors will be able to devote sufficient amounts of their business time to enable us to implement our business plan. If any or all of our officers or directors do not devote a sufficient amount of their business time to the management of our business, then our business may fail.

Our auditors have described our ability to continue operations as a "going concern." Investors may lose all of their investment if we are unable to continue operations.

We hope to obtain revenues from future services that we provide, but there is no commitment by any person to use our services. In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities. However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, our auditors believe that substantial doubt exists about our ability to continue operations.

Risks related to this offering:

We arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any significant revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets we own. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

We may not realize sufficient proceeds from this offering to implement our business plan because we are offering shares in direct public offering, rather then using the experience of a broker-dealer.

We are offering shares in a self-underwritten offering directly to the public. No individual, firm, or corporation has agreed to purchase any of the offered shares. We cannot guaranty that any or all of the shares will be sold. We do not plan to use a broker-dealer, even though a broker-dealer may have more experience, resources or contacts to more effectively sell shares. A delay in the sale of the shares in this offering could cause us a similar delay in implementing our business plan.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction. If the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and provide monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may reduce the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will receive up to $500,000 if all of the shares of common stock offered by us at $0.05 per share are purchased. We cannot guaranty that we will sell any or all of the shares we are offering for sale.

================================= ======================== ================== ================== ===================================
Offered Shares Sold                  Offering Proceeds        Approximate         Total Net        Principal Uses of Net Proceeds
                                                           Offering Expenses  Offering Proceeds
--------------------------------- ------------------------ ------------------ ------------------ -----------------------------------
                                                                                                    Computer Equipment, Website
     2,500,000 shares (25%)              $125,000               $11,770           $113,230         Development, Working Capital
--------------------------------- ------------------------ ------------------ ------------------ -----------------------------------
     5,000,000 shares (50%)              $250,000               $11,770           $238,230           Computer Equipment, Website
                                                                                                  Development, Marketing Expenses,
                                                                                                           Working Capital
--------------------------------- ------------------------ ------------------ ------------------ -----------------------------------
                                                                                                     Computer Equipment, Website
                                                                                                  Development, Marketing Expenses,
     7,500,000 shares (75%)              $375,000               $11,770           $363,230                 Working Capital
--------------------------------- ------------------------ ------------------ ------------------ -----------------------------------
    10,000,000 shares (100%)             $500,000               $11,770           $488,230           Computer Equipment, Website
                                                                                                  Development, Marketing Expenses,
                                                                                                           Working Capital
--------------------------------- ------------------------ ------------------ ------------------ -----------------------------------
================================= ======================== ================== ================== ===================================

The order of priority for the uses of proceeds is computer equipment, website development, marketing expenses and working capital.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The offering price of the 10,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets we own. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
---------

We intend to sell 10,000,000 shares of our common stock being registered by this registration statement. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 10,000,000 shares of common stock will be sold.

=========================== ========================================= ====================================== ==================
                                        Shares Issued                         Total Consideration                 Price
                            ----------------------------------------- -------------------------------------      Per Share
                                                                                                             ------------------
                                   Number               Percent             Amount             Percent
--------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Founding Shareholders          850,000 Shares           11.31%               $850              00.15%             $0.001

--------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Purchasers of Shares          10,000,000 Shares         88.69%             $500,000            99.85%              $0.05
=========================== ====================== ================== =================== ================== ==================
Total                         10,850,000 Shares          100%              $500,850             100%
=========================== ====================== ================== =================== ================== ==================

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that all of the shares of the common stock offered by us are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of November 30, 2001.

------------------------------------------------------------ ------------------
Offering Price                                               $0.05 per share
------------------------------------------------------------ ------------------
Net tangible book value at November 30, 2001                 $0.000 per share
------------------------------------------------------------ ------------------
Net tangible book value after giving effect to the offering  $0.046 per share
------------------------------------------------------------ ------------------
Per Share Dilution to New Investors                          $0.004 per share
------------------------------------------------------------ ------------------
Percent Dilution to New Investors                                     8%
------------------------------------------------------------ ------------------

Selling Security Holders
------------------------

There are no selling security holders in this offering.

Plan of Distribution
--------------------

We are offering for sale 10,000,000 shares of our common stock in a self-underwritten offering directly to the public. We have not conducted any discussions or negotiations for the sale of all or any portion of those 10,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser. The maximum number of shares we will sell is 10,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There are no minimum proceeds set for this offering.

The shares of common stock we are offering have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to qualify the offered shares in North Dakota.

To comply with the qualification provisions in North Dakota, the proceeds from the sale of those shares in North Dakota will be deposited in an interest bearing escrow account with an impoundment agent. The impoundment agent will be a financial institution located in the State of North Dakota. The North Dakota Securities Commission will execute the impoundment agreement if and when our offer of securities is registered within that state. As such, we will not have access to the use of funds so raised, if and until the requirements of the North Dakota Securities Commission are met.

We anticipate that Michael Martin, our president, treasurer and one of our directors, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Mr. Martin is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he is deemed not to be a broker for the following reasons:

     o Mr. Martin is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
     o Mr. Martin will not be compensated for his participation in the sale of company securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities.
     o Mr. Martin is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Mr. Martin will restrict his participation to the following activities:

     o Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the President of a potential purchaser;
     o Responding to inquiries of potential purchasers in communications initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in this registration statement and any amendments filed hereto filed under the Securities Act or other offering document;
     o Performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the beginning of such distribution.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Our directors and principal executive officers are as specified on the following table:

===================== =============== =========================================
Name                       Age        Position
--------------------- --------------- -----------------------------------------
Michael Martin              40        president, treasurer and a director
--------------------- --------------- -----------------------------------------
Keith Miller                47        vice president, secretary and a director
--------------------- --------------- -----------------------------------------
Deborah A. Hermanson        38        director
===================== =============== =========================================

Michael Martin. Mr. Martin has been our president, treasurer, and director since our inception. Mr. Martin coordinates and manages our day-to-day operations, and possesses experience with software applications and other equipment related to streaming video. Mr. Martin has been employed as by Tesoro Petroleum Refinery, formerly B.P. Amoco Refinery, located in Mandan, North Dakota, since 1988. His duties there over the past thirteen years have included relief shift supervisor, in which he was responsible for sample collection, date collection, and tracking process chemical inventory. In addition, Mr. Martin has held the position of oil movements shift supervisor. In that position, Mr. Martin's duties included receiving product specification results and product quality. Since 1998, Mr. Martin has held the position of combination unit supervisor, in which his responsibilities include supervising the safe and efficient operation of four refinery process units. Mr. Martin is not an officer or director of any other company.

Keith Miller. Mr. Keith Miller has been our vice president, secretary and one of our directors since our inception. Mr. Miller has been employed by Tesoro Petroleum Refinery, formerly the B.P. Amoco Refinery, located in Mandan, North Dakota, since 1989. Mr. Miller is responsible for the optimization of the power station's control systems. Mr. Miller is an avid computer enthusiast, and knowledgeable in streaming video technology. Mr. Miller will be assisting Mr. Martin in our day-to-day operations. Mr. Miller is not an officer or director of any other company.

Deborah Hermanson. Ms. Hermanson has been one of our directors since our inception. In 1999, Ms. Hermanson co-founded with her husband Pro-Pointer, Inc., a North Dakota corporation that has operations in Bismarck-Mandan area. That company owns and contracts for the manufacture of a fishing lure device, which has a patent application pending. Ms. Hermanson is responsible for the day-to-day operations of Pro-Pointer, Inc., including accounts payable and receivable, and all accounting functions. Ms. Hermanson has extensive experience in manufacturing operations, distribution, and back office operations. Ms. Hermanson is the vice president, secretary, and a director of Pro-Pointer, Inc.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
---------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2001, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class  Name and Address of        Amount and Nature of   Percent of Class   Percent of      Percent of        Percent of
                Beneficial Owner           Beneficial Owner       if no shares are   Class if        Class if          Class if
                                                                  sold               10,000,000      5,000,000         2,000,000
                                                                                     shares are      shares are        shares are
                                                                                     sold            sold              sold
--------------- -------------------------- ---------------------- ------------------ --------------- ----------------- -------------
Common Stock    Michael Martin             300,000 shares,
                910 2nd St. NE             president,                  35.29%            2.76%            5.13%          10.53%
                Mandan, ND 58554           treasurer, director

Common Stock    Keith Miller               300,000 shares, vice
                711 13th Ave. NW           president,                  35.29%            2.76%            5.13%          10.53%
                Mandan, ND 58554           secretary, director

Common Stock    Deborah A. Hermanson       170,000 shares,
                2300 9th Ave. SE           director                    20.00%            1.57%            2.91%          5.96%
                Mandan, ND 58554

Common Stock    All directors and named
                executive officers as a    770,000 shares              90.59%            7.10%            13.16%         27.02%
                group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------

Description of Capital Stock. We are authorized to issue 65,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value preferred stock. As of December 31, 2001, 850,000 shares of our common stock are issued and outstanding. No shares of our preferred stock are issued and outstanding.

Holders of shares of our common stock are entitled to receive dividends when and as declared by our Board of Directors from funds legally available therefore. All the shares of our common stock have equal voting rights and are nonassessable. Each share of our common stock is entitled to share ratably in any assets available for distribution to holders our equity securities upon our liquidation. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-------------------------------------------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o acts or omissions which involve intentional misconduct, fraud or knowing violation of the law; or
     o the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Accordingly, our directors may not be liable to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders. Article V of our Bylaws provides for, under certain circumstances, the indemnification of our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
------------------------------------

Transactions with Promoters. In November 2001, we issued 300,000 shares of our common stock to Michael Martin, our president, treasurer and one of our directors, 300,000 shares of our common stock to Keith Miller, our vice president, secretary and one of our directors, 170,000 shares of our common stock to Deborah A. Hermanson, 40,000 shares of our common stock to Kristi Peltier, and 40,000 shares of our common stock to Kristy M. Klein in exchange for founders services valued at $850. These founders' services were related to our incorporation and to the development of our business plan.

Description of Business
------------------------

Our Background.  We were incorporated in Nevada on October 31, 2001.

Our Business. We intend to deliver streaming media services to our customers. Streaming media is a process in which audio, video, and other multimedia can be delivered live or at a preselected time anywhere over the Internet or a company intranet system. We believe that we can design both multicast or unicast enabled networks. A multicast-enabled network will create single data stream that all the viewers receive. Unicast-enabled networks allow for streaming media capability over the Internet, such that each viewer can view a unique data stream. Any personal computer can be equipped to stream media over the Internet, but it needs to be connected to an internet service provider that has the capacity to handle the bandwidth-intensive needs of streaming media designs. Another use for streaming media is the webcast. The webcast is a live, interactive program delivered on the Internet or over a company's intranet, featuring video and/or audio which allow the viewer to participate in the event. Webcasting is a real-time environment that allows people in multiple, distant locations to attend and participate in the event, by means of video synchronized with a PowerPoint presentation. It is also possible to add a chat room or have live questions and answers to the speaker. We anticipate that we will provide our clients with all of these services. We have not generated any revenues to date.

Our Streaming Media Services. We intend to provide our clients with tailored streaming media services, designing this capability to fit the needs of their particular websites. We believe that there are numerous applications for this concept, including marketing seminars, corporate communications, shareholder meetings, sales presentations, trade shows, company training, product announcements, customer seminars, panel discussions, customer service, product updates, managers' meetings, continuing education courses, product instructions, and on-line instructional segments. We believe that each business is unique, and therefore, each requires a tailored approach to achieve desired results.

Because the Internet is constantly changing, we believe that website owners are always looking for new and improved technology designed to attract new customers. In order to address this constant need, we intend to research, develop and implement an Internet-based Streaming Media Channel which we anticipate will be available 24 hours a day, 7 days a week. We believe that the media channel will allow an organization to broadcast any message over the Internet at their convenience and discretion. We expect that this channel will give an organization the ability to broadcast a one-time event onto the Internet at short notice and at a reasonable cost. Our proposed system will operate by using existing communications technologies such as the video conferencing phone, satellite or fiber optics connecting from a production facility or office directly to the Streaming Media Channel. Our proposed Streaming Media Channel will use streaming media, but it also allows a client to broadcast live or from videotape. We believe it also can be used for interactive web casting features, such as live questions & answers, instant polling and PowerPoint presentations. We hope to provide high quality streaming video conversions to small and large companies, online agencies, video producers, internet service providers and web developers.

If we are able to raise capital in this offering, complete our development and generate significant revenues, then we intend to build a production studio, which will be capable of providing complete production services, both on-line and traditional scripted commercials. We expect that this facility will be located in our proposed headquarters in Mandan, North Dakota. We anticipate that this complex will house our management and administrative staff, along with our website maintenance and production staff, and include storage facilities for our equipment.

Our Proposed Website. We anticipate that our website will be developed by the webmaster we intend to hire. We intend to design a user-friendly website which provides prospective clients with a complete listing of our available services and pages to showcase some of our previous productions. We hope that we will attract customers to our website because of the streaming media design features we offer on our website. After the website is operational, we expect to next focus on expanding the scope of our Internet presence. We hope to achieve such expansion by registering with major search engines with the goal of placing our website at the top of search results. This typically requires pre-funding with certain search engines. We do not currently have adequate financial resources to conduct such registration.

In order to develop our website, we intend to hire an individual with experience in website development and maintenance, streamline video production and online marketing programs. We believe that this position will be responsible for developing our proposed website and operating and maintaining the site in a cost-effective manner, as well as placing the finished streamline video products on our customers' websites.

Our Target Markets and Marketing Strategy. We will primarily market our services to small and medium size commercial and corporate entities that desire streaming media features incorporated into their websites, especially those competing in the North Dakota media markets. We plan to promote our services and attract clients through our proposed website and through radio and television spots in North Dakota media markets. If we raise sufficient funds in this offering, we will market and promote our services by displaying samples of our online streaming video projects. We also plan to promote our business by means of our website, and by registering our site with internet search engines. Registering our site with search engines will help ensure that our site appears at or near the top of search results in response to specific searches.

Growth Strategy. Our objective is to become a dominant provider of streaming media services. Our strategy is to provide clients with exceptional personal service and high quality streaming media. Key elements of our strategy include:

     o    increase our relationships with businesses;
     o increase our relationships with third party providers of web products and services;
     o    develop, continue and expand our website;
     o    provide additional services for businesses and consumers; and
     o pursue relationships with joint venture candidates. We will attempt to establish joint ventures with companies that will support our business development.

Our Intellectual Property. We do not presently own any domain names, copyrights, patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing upon the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

     o    these agreements will not be breached;
     o    we would have adequate remedies for any breach; or
     o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Competition. The market for information services and streaming media design is highly competitive. In order to compete effectively in this industry, a company must provide a wide range of quality services and products at a reasonable cost. We seek to distinguish ourselves by offering customized website and media streaming design services, tailored to each client's particular requirements. We anticipate we will compete with traditional means of disseminating information and with other streaming media designers as well. Also, once our website is operational, we will compete with other Internet-based companies and businesses that have developed and are in the process of developing competing websites. We cannot guaranty that other websites or functionally similar services have not been developed or are not in development. Additionally, many of these competitors, whether Internet-based or not, have greater financial and other resources, and more experience in research and development, than we have. In providing our services, we will likely compete with national and international streaming media development services, many of whom operate websites similar to our proposed website. Some of these competitors are VitalStream Streaming Media, Streaming Media World, Streaming Eye Media, Streaming Solutions, Inc., Darwin Streaming Server.

Many of our competitors can offer bundled, value-added or additional services not provided by us. Many may also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market for business consulting activities. They may also be in a position to pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives.

Once our website is operational, we will compete with other Internet-based companies and businesses that have developed and are in the process of developing competing websites and services. We cannot guaranty that other websites or functionally similar services have not been developed or are not in development. Additionally, many of these Internet-based competitors have greater financial and other resources, and more experience in research and development, than we have.

Government Regulation. We are subject to federal, state and local laws and regulations applied to businesses, such as payroll taxes on the state and federal levels. In general, our streaming media products are not subject to licensing or other regulatory requirements. Additionally, Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations. The European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on international operations.

Our Research and Development. We are not currently conducting any research and development activities, other than the development of our proposed website. We anticipate that we will conduct website development with the proceeds raised in this offering.

Employees. As of December 31, 2001, we had no employees, other than our officers. We anticipate that we will not hire any additional employees in the next six months unless we raise significant capital in the offering or generate significant revenues.

Facilities. Our executive, administrative and operating offices are located 805 3rd St. SW, Mandan, North Dakota, 58554. We believe that our current facilities are adequate for our current needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations
---------------------------------------------------------------------------

Liquidity and Capital Resources. We were incorporated on October 31, 2001. We had cash of $3,053 as at November 30, 2001. We believe that our available cash is sufficient to pay our day-to-day expenditures until March 2002. For our initial operating capital, we borrowed $5,000 from an unrelated party. On November 12, 2001, we executed a promissory note which bears annual interest of 10%. The principal and annual interest are payable in full on November 12, 2003.

Results of Operations. We have not yet realized any revenue from operations. We anticipate that we will not generate revenues until we begin sales of our products. For the period from October 31, 2001, our date of inception, to November 30, 2001, our total expenses were approximately $683.

Our Plan of Operation for the Next Twelve Months. To implement our business plan during the next twelve months, we will need to purchase computer equipment and begin development of our website. We anticipate that we will use the funds raised in this offering and any revenues generated to purchase computer equipment, fund website development and marketing activities and for working capital. We depend on the proceeds of this offering in order to implement our business plan. We will not be able to purchase the computer equipment and implement our business strategy unless sufficient funds are raised in this offering. In addition, we intend to use the funds raised in this offering for marketing activities. Our failure to market and promote our services will harm our business and future financial performance.

We had cash of $3,053 at November 30, 2001. In the opinion of management, available funds will satisfy our working capital requirements through March 2002. We anticipate that the funds raised in this offering will satisfy our working capital requirements through the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In order to expand our operations, we anticipate that we may need to raise additional capital in addition to the funds raised in this offering. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations.

If we do not raise any funds in this offering, we believe that our officers and directors will contribute funds to pay for our expenses. Our belief that our officers and directors will pay our expenses is based on the fact that our officers and directors collectively own 770,000 shares of our common stock. We believe that our officers and directors will continue to pay our expenses as long as they maintain their significant ownership of our common stock.

We are not currently conducting any research and development activities, other than the development of our proposed website. We anticipate that we will conduct website development with the proceeds raised in this offering. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

    ================================== =========================
    Property                              November 30, 2001
    ---------------------------------- -------------------------
    Cash                                        $3,053
    ---------------------------------- -------------------------
    Property and Equipment, net                 $1,939
    ================================== =========================

Our facilities. Our executive, administrative and operating offices are located at 805 3rd Street, SW, Mandan, North Dakota 58554. Michael Martin, our president, treasurer and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement with Mr. Martin and we do not believe that Mr. Martin expects to be paid or reimbursed for providing office facilities.

Certain Relationships and Related Transactions
-----------------------------------------------

Michael Martin, our president, treasurer and one of our directors, currently provides office space to us at no charge. Mr. Martin does not expect to be paid or reimbursed for providing office facilities. We do not have a written lease or sublease agreement with Mr. Martin. However, we anticipate that Mr. Martin will continue to provide office space to us at no charge.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o    disclose such transactions in prospectuses where required;
     o disclose in any and all filings with the Securities and Exchange Commission, where required;
     o    obtain disinterested directors' consent; and
     o    obtain shareholder consent where required.

In addition, all future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to us that those that can be obtained from unaffiliated third parties.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service; therefore, we are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When and if we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of December 31, 2001, there were five record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
-----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our president and our other executive officers during the years ending December 31, 2001 and December 31, 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

============================================ ======= ============= ============= ===================== =========================
Name and Principal Position                   Year      Annual      Bonus ($)        Other Annual       All Other Compensation
                                                      Salary ($)                   Compensation ($)
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Michael Martin - president, treasurer        2001        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
                                             2002        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Keith Miller - vice president, secretary     2001        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
                                             2002        None          None              None                    None
============================================ ======= ============= ============= ===================== =========================

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Compensation of Officers. As of December 31, 2001, our officers have received no compensation for their services provided to us. We anticipate that our officers will not receive compensation for their services unless we generate significant revenues.

Employment Contracts. We do not anticipate entering into employment agreements with our key personnel.

Stock Option Plan. We anticipate that we will adopt a stock option plan, pursuant to which shares of our common stock will be reserved for issuance to satisfy the exercise of options. The stock option plan will be designed to retain qualified and competent officers, employees, and directors. Our Board of Directors, or a committee thereof, shall administer the stock option plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all of our eligible employees, including officers, and to our directors, whether or not those directors are also our employees. Options will be granted pursuant to the provisions of the stock option plan on such terms, subject to such conditions and at such exercise prices as shall be determined by our Board of Directors. Options granted pursuant to the stock option plan shall not be exercisable after the expiration of ten years from the date of grant.

Financial Statements
---------------------




                              REALISTIC VIDEO INC.


                                November 30, 2001

















                               Clyde Bailey, P.C.
                           Certified Public Accountant
                            10924 Vance Jackson #404
                            San Antonio, Texas 78230

CLYDE BAILEY P.C.
--------------------------------------------------------------------------------
                                                     Certified Public Accountant
                                                        10924 Vance Jackson #404
                                                        San Antonio, Texas 78230
                                                            (210) 699-1287(ofc.)
                                            (888) 699-1287  (210) 691-2911 (fax)

                                                                         Member:
                                                     American Institute of CPA's
                                                          Texas Society of CPA's

Board of Directors
Realistic Video Inc.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

I have audited the accompanying balance sheet of Realistic Video Inc. ("Company") as of November 30, 2001 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows from (date of inception) October 31, 2001 to November 30, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2001 and the results of its operations and its cash flows for the period from (date of inception) October 31, 2001 to November 30, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has limited operations currently and suffered recurring losses from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. This is further explained in the notes to financial statements.



                                Clyde Bailey P.C.

San Antonio, Texas
December 12, 2001

                              Realistic Video Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet
                             As of November 30, 2001


                                   A S S E T S
                                   -----------

Current Assets
--------------
      Cash                                                          $           3,053
                                                                    ------------------
             Total Current Assets                                                                    3,053

Fixed Assets
------------
      Equipment                                                                 1,939
                                                                    ------------------

             Total Fixes Assets                                                                      1,939

                                                                                         ------------------
             Total Assets                                                                $           4,992
                                                                                         ==================

                              L I A B I L I T I E S
                             ----------------------

Current Liabilities
-------------------
      Note Payable                                                                  -
                                                                    ------------------

             Total Current Liabilities                                                                   -
                                                                                         ------------------

Long-Term Liabilities
---------------------
      Note Payable                                                              5,000
                                                                    ------------------
             Total Liabilities                                                                       5,000

      Commitments and Contingencies                                                                      -

                      S T O C K H O L D E R S ' E Q U I T Y
                      -------------------------------------

Preferred Stock                                                                                          -

Common Stock                                                                                           850

Additional Paid-in-Capital                                                                               -
Accumulated Deficit                                                                                   (858)
                                                                                         ------------------

             Total Stockholders' Equity (Deficit)                                                       (8)
                                                                                         ------------------

             Total Liabilities and Stockholders' Equity                                  $           4,992
                                                                                         ==================





                 The accompanying notes are integral part of the
                       consolidated financial statements.

                              Realistic Video Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations



                                                             ------------------
                                                               From 10/31/01
                                                                 (Inception)
                                                              to November 30
                                                             ------------------
                                                                   2001
                                                             ------------------

Revenues:
--------
      Revenues                                               $               -

                                                             ------------------
           Total Revenues                                    $               -

Expenses:
---------
      Consulting Services                                                  850
      Operating Expenses                                                     8
                                                             ------------------

           Total Expenses                                                  858

           Net Income (Loss) from Operations                 $            (858)


Provision for Income Taxes:
---------------------------

      Income Tax Benefit                                                     -
                                                             ------------------

           Net Income (Loss)                                 $            (858)
                                                             ==================


Basic and Diluted Loss Per Common Share                                  (0.00)
                                                             ------------------

Weighted Average number of Common Shares                               850,000
    used in per share calculations                           ==================








                 The accompanying notes are integral part of the
                       consolidated financial statements.

                              Realistic Video Inc.
                        (A Development Stage Enterprise)
                        Statement of Stockholders' Equity
                             As of November 30, 2001


                                                      $0.001         Paid-In       Accumulated    Stockholders'
                                      Shares         Par Value       Capital         Deficit         Equity
                                   --------------  --------------  -------------  --------------  -------------

   Balance, October 31, 2001(Inception)        -   $           -   $          -   $           -   $          -

    Stock Issuance for Services          850,000             850              -                            850

   Net Income  (Loss)                                                                      (858)          (858)
                                   --------------  --------------  -------------  --------------  -------------

   Balance, November 30, 2001            850,000             850              -            (858)            (8)
                                   ============================================================================





                 The accompanying notes are integral part of the
                       consolidated financial statements.

                              Realistic Video Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows



                                                           ---------------------
                                                              From 10/31/01
                                                                (Inception)
                                                              to November 30
                                                           ---------------------
                                                                   2001
                                                           ---------------------


Cash Flows from Operating Activities:

      Net Income (Loss)                                     $              (858)

      Changes in operating assets and liabilities:
             Stock Issued for Founders Services                             850

                                                           ---------------------
             Total Adjustments                                              850
                                                           ---------------------

Net Cash (Used in) Provided From  Operating Activities      $                (8)


Cash Flows from Investing Activities:

      Capital Expenditures                                               (1,939)
                                                           ---------------------

Net Cash Used in Investing Activities                       $            (1,939)
                                                           ---------------------


Cash Flows from Financing Activities:

      Note Payable                                                        5,000
      Common Stock                                                            -
                                                           ---------------------

Net Cash Provided for Financing Activities                  $             5,000
                                                           ---------------------

Net Increase (Decrease) in Cash                             $             3,053

Cash Balance,  Begin Period                                                   -
                                                           ---------------------

Cash Balance,  End Period                                   $             3,053
                                                           =====================


Supplemental Disclosures:
      Cash Paid for interest                                $                 -
      Cash Paid for income taxes                            $                 -
      Stock Issued for Services                                         850,000





                 The accompanying notes are integral part of the
                       consolidated financial statements.

                              Realistic Video Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies
-----------------------------------------------------

Organization
------------

Realistic Video Inc. ("the Company") was incorporated under the laws of the State of Nevada on October 31, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 75,000,000 authorized shares with a par value of $.001 per share and with 850,000 shares issued and outstanding as of November 30, 2001. The Company has designation 10,000,000 as preferred stock and 65,000,000 as common stock. Both classes of stock have a par value of $.001. The fiscal year end will be June 30.

Development Stage Enterprise
----------------------------

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

Federal Income Tax
------------------

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION PLANS
------------------------------

The Company accounts for all transactions under which employees, officers and directors receive shares of stock or options in the Company in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25"), under which no compensation cost is recognized. The Company adopted

                              Realistic Video Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Statements of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," for disclosure purposes, and has adopted the proforma disclosure requirements of SFAS 123. Accordingly, no compensation has been recognized in the results of operations for the employee, officers and directors stock plan other than for options issued at an exercise price below market price, to non- employees for consulting services or to debt providers that had stock or options attached.

Accounting Method
-----------------

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

Earnings per Common Share
-------------------------

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income
--------------------

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                              Realistic Video Inc.
                          Notes to Financial Statements


Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Segments of an Enterprise and Related Information
-------------------------------------------------

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Goodwill and Other Intangible Assets
------------------------------------

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 established accounting and reporting standards for business combinations and eliminates the pooling-of-interests method of accounting for combinations for those combinations initiated after July 1, 2001. SFAS No, 141 also includes new criteria to recognize intangible assets separately from goodwill. SFAS No. 142 establishes the accounting and reporting standards from goodwill and intangible lives. Goodwill and intangibles with indefinite lives will no longer be amortized, but, alternatively will be reviewed periodically for indicators of impairment. Separate intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The Company does not anticipate that the adoption of SFAS No. 141 and SFAS No. 142 will have a significant effect on its results of operations or financial position.

Note 2  -  Common Stock
------------------------

A total of 850,000 shares of common stock were issued at the organization of the Company. The Company issued 850,000 shares of common stock to individuals as founders and expensed as consulting fees for a total of $850. The common stock was valued at par value ($.001) because the Company has not commenced operations and the stock is not being traded.

                              Realistic Video Inc.
                          Notes to Financial Statements

Note 3  -  Related Parties
--------------------------

The Company has significant related party transactions and/or relationships with the principle officer and shareholder, Michael Martin and Keith Miller in the form of the initial stock issuance for services.

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 4 - Income Taxes
---------------------

Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non- current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The Company's material temporary differences consist of bad debt expense recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.

Note 5  -  Going Concern
------------------------

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and or directors have committed to advancing operating costs of the Company interest free. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Note 6 - Note Payable
---------------------

An unrelated individual has loaned the Company $5,000 as operating capital. The note is dated November 12, 2001 and calls for an interest rate of 10% and has a maturity date of November 12, 2003.

Note 7  -  Subsequent Events
----------------------------

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

In November 2001, our Board of Directors appointed Clyde Bailey P.C., independent accountant, to audit our financials statements from October 31, 2001, our date of formation, through November 30, 2001.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

Legal Matters
-------------

The validity of the issuance of the shares of common stock offered by us has been passed upon by the law firm of MC Law Group, located in Newport Beach, California.

Experts
-------

Our financial statements for the period from October 31, 2001, our date of formation, through November 30, 2001, appearing in this prospectus which is part of a registration statement have been audited by Clyde Bailey P.C., independent accountant, and are included in reliance upon such reports given upon the authority of Clyde Bailey P.C. as experts in accounting and auditing.

Additional Information
-----------------------

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability for:

     o acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or
     o the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
---------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately               $119.50
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately             $7,500.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $3,000.00
======================================== ==================== ===============

Recent Sales of Unregistered Securities
----------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In November 2001, we issued 300,000 shares of our common stock to Michael Martin, our president, treasurer and one of our directors, 300,000 shares of our common stock to Keith Miller, our vice president, secretary and one of our directors, 170,000 shares of our common stock to Deborah A. Hermanson, 40,000 shares of our common stock to Kristi Peltier, and 40,000 shares of our common stock to Kristy M. Klein in exchange for founders services valued at $850. These founders' services were related to our incorporation and to the development of our business plan. These shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended.

Exhibits
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
-----------

1.          Underwriting Agreement (not applicable)

3.1         Articles of Incorporation

3.2         Bylaws

5.          Opinion Re: Legality

8.          Opinion Re: Tax Matters (not applicable)

11.         Statement Re: Computation of Per Share Earnings*

15.         Letter on unaudited interim financial information (not applicable)

23.1        Consent of Auditors

23.2        Consent of Counsel**

*        Included in Financial Statements
**       Included in Exhibit 5

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Bismarck, State of North Dakota, on December 31, 2001.

                                        Realistic Video, Inc.,
                                        a Nevada corporation


                                        /s/ Michael Martin
                                        -----------------------------------
                                        Michael Martin
                                        president, treasurer, director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Michael Martin                                December 31, 2001
------------------------------------
Michael Martin
president, treasurer, director


/s/ Keith Miller                                  December 31, 2001
------------------------------------
Keith Miller
Vice president, secretary, director


/s/ Deborah A. Hermanson                          December 31, 2001
------------------------------------
Deborah A. Hermanson
director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Michael Martin with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Realistic Video, Inc.


/s/ Michael Martin                                December 31, 2001
------------------------------------
Michael Martin
president, treasurer, director


/s/ Keith Miller                                  December 31, 2001
------------------------------------
Keith Miller
Vice president, secretary, director


/s/ Deborah A. Hermanson                          December 31, 2001
------------------------------------
Deborah A. Hermanson
director